EXHIBIT 32.2

                                CERTIFICATION
     PURSUANT TO SECTION 13a-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934
                          AND 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Peak Entertainment Holdings, Inc. (the "Company") on Form 10-QSB for the quarterly period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date therein specified (the "Report"), the undersigned, Nicola Yeomans, as Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Nicola Yeomans
---------------------------
Nicola Yeomans
Principal Financial Officer
Date: August 17, 2005